UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2004

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

SECTION 8 – OTHER EVENTSITEM
8.01 OTHER EVENTS

Alpha Capital Aktiengesellschaft against SmarTire Systems, Inc.

On or about September 9, 2004, Alpha Capital Aktiengesellschaft (“Alpha Capital”) filed a Summons and Complaint in the Supreme Court of the State of New York against SmarTire Systems, Inc. (“SmarTire”). The Complaint alleges that SmarTire has defaulted on a convertible debenture. Alpha Capital is seeking (i) preliminary and permanent injunctive relief in the form of an order directing SmarTire to deliver 500,000 shares of common stock, register 16,971,684 shares of SmarTire’s common stock and honor all future conversion requests by Alpha Capital for convertible debentures and warrants; (ii) unspecified monetary damages; (iii) attorneys fees; (iv) interest; and (v) costs associated with the litigation. In addition to filing the Complaint, Alpha Capital also filed a motion by order to show cause seeking preliminary injunctive relief. A hearing on Alpha Capital’s motion is scheduled for September 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finkelstein
By: Jeff Finkelstein
Chief Financial Officer

Date: September 17, 2004